EXHIBIT 99.1

Vistagen Appoints Nick Tressler as Chief Financial Officer

SOUTH SAN FRANCISCO, Calif.-- (BUSINESS WIRE)— December 1, 2025, Vistagen (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company pioneering neuroscience with nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines, today announced the appointment of Nick Tressler as Chief Financial Officer (CFO), effective today, December 1, 2025.

"I am excited to welcome Nick to Vistagen as our CFO. His financial and strategic acumen and extensive operational experience in the biopharmaceutical industry will be instrumental as we accelerate into our next phase," said President and Chief Executive Officer of Vistagen, Shawn Singh. “I look forward to his contributions to our leadership team and the positive impact he will have throughout our company as we continue building momentum and delivering on our vision.”

Mr. Tressler brings over 20 years of financial leadership experience in the life sciences industry guiding companies through pivotal growth and transformation. Most recently, he served as CFO of DYNEX Technologies, and before that, he was the CFO at American Gene Technologies, International, and Senseonics Holdings, Inc. (Nasdaq: SENS). Mr. Tressler has also held senior finance roles at several biopharmaceutical companies, including Sucampo Pharmaceuticals, acquired by Mallinckrodt in 2018, and MedImmune LLC, acquired by AstraZeneca PLC (Nasdaq: AZN) in 2007. Mr. Tressler holds an M.B.A. from Johns Hopkins University Carey Business School and a B.S. from the University of Maryland, College Park, Robert H. Smith School of Business.

“It’s an honor to join Vistagen at such a pivotal moment in the company’s evolution, with major clinical milestones on the horizon, a deep pipeline, and a mission-driven team committed to delivering innovative therapies for patients who need better treatment options," said Mr. Tressler. “I look forward to working with our team to advance our strategic priorities with financial strategies focused on long-term value creation for our shareholders.”

Vistagen also announced today that the Compensation Committee of its Board of Directors granted Mr. Tressler an incentive option to purchase up to an aggregate of 150,000 shares of Vistagen’s common stock in connection with his appointment as Chief Financial Officer as an inducement material to Mr. Tressler entering into employment with Vistagen in accordance with Nasdaq Listing Rule 5635(c)(4).

The option will have an exercise price equal to the closing price of Vistagen’s common stock on December 1, 2025, and will vest as to 25% of the shares on the one-year anniversary of its grant, with the remainder of the shares vesting ratably, on a monthly basis, over 36 months thereafter.

About Vistagen
Headquartered in South San Francisco, CA, Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company leveraging a deep understanding of nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines. Pherines specifically and selectively bind as agonists on peripheral receptors on human nasal chemosensory neurons and are designed to rapidly trigger olfactory bulb-to-brain neurocircuits believed to regulate brain areas involved in behavior and autonomic nervous system activity. They are designed to achieve therapeutic benefits without requiring absorption into the blood or uptake into the brain, giving them the potential to be a safer alternative to other pharmacological options if successfully developed and approved.

Vistagen is passionate about developing transformative treatment options to improve the lives of individuals underserved by the current standard of care for multiple highly prevalent indications, including social anxiety disorder, major depressive disorder, and vasomotor symptoms (hot flashes) due to menopause. Connect at www.Vistagen.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Mr. Tressler’s appointment as Chief Financial Officer and the potential attributes and benefits of Vistagen’s product candidates. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization and actual results or developments may differ materially from those projected or implied in these forward-looking statements. Risks that may impact the outcome of these forward-looking statements are more fully discussed in the section entitled “Risk Factors” in Vistagen’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and Quarterly Report on Form 10-Q for the period ended September 30, 2025, as well as discussions of potential risks, uncertainties, and other important factors in Vistagen’s other filings with the U.S. Securities and Exchange Commission (“SEC”). Vistagen’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing Vistagen’s views as of any subsequent date. Vistagen explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If Vistagen does update one or more forward-looking statements, no inference should be made that Vistagen will make additional updates with respect to those or other forward-looking statements.

Investor Inquiries: Mark A. McPartland
markmcp@vistagen.com

Media Inquiries: Michelle P. Wellington
mwellington@vistagen.com